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                                                                 EXHIBIT 10.23.1

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT
                              --------------------

         FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "First Amendment"), effective as of the 18th day of March, 1999, among FirstMerit Corporation, an Ohio Corporation ("FirstMerit"), FirstMerit Bank, N.A., a national banking association ("FirstMerit Bank"), and Sid A. Bostic (the "Executive").

                                R E C I T A L S:

         A. FirstMerit, FirstMerit Bank and the Executive entered into an Employment Agreement, dated as of February 1, 1998, (the "Employment Agreement") concerning the Executive's employment with FirstMerit and FirstMerit Bank. Capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement unless otherwise specifically indicated in this First Amendment.

         B. FirstMerit, FirstMerit Bank and the Executive desire to amend the Employment Agreement to change the limitation on the compensation and benefits that may become payable to the Executive under the Employment Agreement as the result of the occurrence of a Change of Control and the application of Section 280G of the Internal Revenue Code of 1986 (the "Code").

         IN CONSIDERATION OF THE FOREGOING and good and valuable consideration, the receipt of which is hereby acknowledged by all of FirstMerit, FirstMerit Bank and the Employee, FirstMerit, FirstMerit Bank and the Executive mutually agree that the Employment Agreement is hereby amended, effective as of March 18, 1999, as follows:

         1. The third sentence of Section 5.2 is amended and replaced by the following:

         "The Change of Control Termination Agreement will also provide that if any compensation or benefits payable under such Agreement, alone or in conjunction with other compensation or benefits received by Executive, constitute "parachute payments," within the meaning of Section 280G of the Internal Revenue Code (the "Code") or the regulations adopted or proposed thereunder, then the compensation and benefits payable under the Agreement will be reduced if, and only to the extent that, a reduction will allow the Executive to receive a greater benefit, net after taxes, than the Executive would receive absent a reduction."

         2. The second sentence of Section 7.5(A) is amended and replaced by the following:

         "Notwithstanding the preceding sentence, if a termination of employment under this Section 7.5(A) occurs following a Change of Control and if the compensation and benefits provided under this Section 7.5(A), either alone or with other compensation and benefits received by the Executive from FirstMerit, constitute Parachute Payments, then the compensation and benefits payable pursuant to this Section


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         7.5(A), and under any other employment agreement to which the Executive is party or employee benefit plan or program in which the Executive is participating, shall be reduced if, and only to the extent that, a reduction will allow the Executive to receive a greater Net After Tax Amount than the Executive would receive absent a reduction. The following steps shall be followed in implementing the provisions of this paragraph 7.5(A):

                      (i) The Accountant shall first determine the total amount
                 of the Parachute Payments and the Net After Tax Amount of such Parachute Payments.

                      (ii) Next, the Accountant shall determine the amount of
                 the Executive's Reduced Parachute Payments and the Net After Tax Amount of such Reduced Parachute Payments.

                      (iii) If the Accountant determines that the Net After Tax
                 Amount of the Reduced Parachute Payments is greater than the Net After Tax Amount of the total Parachute Payments, the Executive shall receive the Reduced Parachute Payments. If the Accountant determines that the Net After Tax Amount of the total Parachute Payments is greater than or equal to the Net After Tax Amount of the Reduced Parachute Payments, the Executive shall receive the total Parachute Payments. If the Accountant determines that the Executive's Parachute Payments should be reduced to an amount equal to the Reduced Parachute Payments, FirstMerit shall give prompt notice to that effect to the Executive with a copy of the Accountant's calculations. The Executive may then elect, in his sole discretion, within ten
                 (10) days after his receipt of such notice, which and how much of the Parachute Payments, including without limitation the compensation and benefits payable pursuant to this Section 7.5(A), shall be eliminated or reduced to arrive at the amount of the Reduced Parachute Payments. If the Executive does not make an election within such ten-day period, FirstMerit shall, in its sole discretion, make the election to reduce the Parachute Payments to arrive at the amount of the Reduced Parachute Payments and shall notify the Executive promptly thereof. All determinations made by the Accountant pursuant to this Section 7.5(A) shall be binding upon FirstMerit and the Executive and shall be made within sixty (60)days after the occurrence of an event which triggers the payment of benefits under this Section 7.5(A).

                      (iv) The following definitions shall apply for purposes of this Section 7.5(A):

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                              (a) "Accountant" means the accounting firm
                          approved by FirstMerit's shareholders as FirstMerit's independent auditor immediately prior to the occurrence of an event which triggers the payment of compensation or benefits under this Section 7.5(A).

                              (b) "Parachute Payment" means a payment that is
                          described in Code Section 280G(b)(2) (without regard to whether the aggregate present value of such payment exceeds the limit prescribed in Code Section 280G(b)(2)(A)(ii)). The amount of any Parachute Payment shall be determined in accordance with Code
                          Section 280G and the regulations promulgated thereunder, or, in the absence of final regulations, the proposed regulations promulgated under Code
                          Section 280G.

                              (c) "Net After Tax Amount" means the amount of any
                          Parachute Payments or Reduced Parachute Payments, as applicable, net of the taxes imposed under Code Sections 1, 3101(b) and 4999 and any state or local income taxes applicable to the Executive as in effect on the date of the payment under this Section 7.5(A). The determination of the Net After Tax Amount shall be made using the highest combined effective rates of the taxes described in the preceding sentence imposed on income of the same character as the Parachute Payments or Reduced Parachute Payments, as applicable, in effect for the year for which the determination is made.

                              (d) "Reduced Parachute Payments" means the largest
                          amount of Parachute Payments that may be paid to the Executive without liability for any excise tax under Code Section 4999.

         3. Except as expressly modified by the provisions of this First Amendment, the other provisions of the Employment Agreement shall remain in full force and effect.

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         IN WITNESS WHEREOF, FirstMerit, FirstMerit Bank and the Executive have duly executed this First Amendment this 20th day of April, 1999.

                                            FIRSTMERIT CORPORATION

                                            By: /s/ John R. Cochran
                                               ---------------------------
                                            Its: Chairman
                                               ---------------------------

                                            FIRSTMERIT BANK, N.A.

                                            By: /s/ Christopher J. Maurer
                                               ---------------------------
                                            Its: Senior Vice President
                                               ---------------------------

                                                /s/   Sid  A. Bostic
                                            ------------------------------
                                            Sid A. Bostic

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